EXHIBIT 22.3 - PROXY STATEMENT MAILED APRIL 21, 1998

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    JUNE 5, 1998

To The Stockholders of Electronic Systems Technology, Inc.:

The Annual Meeting of Stockholders of Electronic Systems Technology, Inc.
(EST), a Washington Corporation, will be held at Cavanaugh's Motor Inn at Columbia Center, Kennewick, Washington on Friday, June 5, 1998 at 3:00 p.m. Kennewick time for the following purposes:

    	1.  To re-elect certain members of the Board of Directors
     2.  To ratify the selection of the independent auditors of the Corporation
    	3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

Stockholders of record at the close of business on April 2, 1998 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T. L. KIRCHNER

T.L. Kirchner, President
April 20, 1998 / Approximate Date of mailing to Stockholders

IMPORTANT: Whether or not you plan to attend the meeting, please execute and return the enclosed proxy. A return envelope is enclosed for your convenience. Prompt return of the proxy will assure a quorum and save the Company unnecessary expense. At least ten (10) days before the meeting of stockholders, a complete record of the stockholders of the Company entitled to vote at such meeting, or any adjournment thereof, will be on file at the place of business of the Company at 415 N. Quay St., Kennewick, Washington 99336, and shall be produced and kept open at the time and place of the meeting. During all times referred to above, the records shall be subject to the inspection of any shareholder for the purposes of the meeting.

                           ELECTRONIC SYSTEMS TECHNOLOGY, INC.
                                   415 N. Quay Street
                              Kennewick, Washington 99336
                                     (509) 735-9092

                                     PROXY STATEMENT
                                       Relating to
                             ANNUAL MEETING OF SHAREHOLDERS
                               to be held on June 5, 1998

                                      INTRODUCTION

This Proxy Statement is being furnished by the Board of Directors of Electronic Systems Technology, Inc. a Washington corporation (the "Corporation"), to holders of shares of the Corporation's Common Stock ("Common Stock") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Friday, June 5, 1998 and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of the Annual Meeting. This Proxy Statement is first being mailed to shareholders on or about April 20, 1998. The Annual Report of the Company for the year ending December 31, 1997 was mailed to stockholders prior to the mailing of this Proxy Statement. Such Annual Report does not form any part of the material for solicitation of proxies.

                               PURPOSES OF ANNUAL MEETING

Election of Director

At the Annual Meeting, shareholders entitled to vote (see "Voting at Annual Meeting") will be asked to consider and take action on the election of one director to the Corporation's Board of Directors to serve for a three year term. See "Election of Directors."

Ratification of Auditors

At the Annual Meeting, shareholders will be asked to ratify the selection of Robert Moe & Associates, P.S. as independent auditors of the Corporation for the fiscal year ending December 31, 1998. See "Approval of Auditors."

Other Business

To transact other matters as may properly come before the annual meeting or any adjournment or adjournments thereof.

                             VOTING AT ANNUAL MEETING

General

The close of business on the Date of April 2, 1998 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 4,953,667 shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. All action proposed herein may be taken upon a favorable vote of the holders of a majority of such shares of Common Stock represented at the Annual Meeting provided a quorum is present at the meeting in person or by proxy.

Proxies

Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted: (1) FOR election of the individual to the Corporation's Board of Directors, (2) FOR the ratification of the selection of independent auditors; (3) AT the discretion of the proxy holder, any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Corporation, or by attending the Annual Meeting and voting in person. A proxy is not revoked by the death or incompetence of the maker unless, before the authority granted thereunder is exercised, written notice of such death or incompetence is received by the Corporation from the executor or administrator of the estate or from a fiduciary having control of the shares represented by such proxy.

The indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote "for" nor "against" the election of any director. Each of the other matters must be approved by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote. Abstention from voting will have the practical effect of voting against these matters since it is one less vote for approval. Broker non-votes, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Brokers and nominees, under applicable law, may vote shares for which no instructions have been given in their discretion in the election of directors.

The Corporation will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mails, the directors, officers, and employees of the Corporation, without additional compensation, may solicit proxies personally or by telephone or telegram.

1. ELECTION OF DIRECTOR

It is intended that the proxies solicited hereby will be voted for election of the nominee for director listed below, unless authority to do so has been withheld. The Board of Directors knows of no reason why its nominee will be unable to accept election. However, if the nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees. If substitute nominees are selected, proxies will be voted in favor of such nominees.

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors of Class II expire with the 1998 Annual Meeting, the terms of directors of Class III expire with the 1999 Annual Meeting and the terms of directors of Class I expire with the 2000 Annual Meeting.

Nominee

The nominee for Class II director whose term, if elected, will expire in 2001 and certain additional information with respect to the nominee is as follows:

Nominee's Name, Position with the Company, Principal Occupation(s), Other Directorships, Age, and Ownership:

CLASS II - Three Year Term Expiring June 1998

JOHN L. SCHOOLEY: Mr. Schooley is a Director of the Company. During the past five years, Mr. Schooley has been the owner and President of Remtron, Inc. in San Diego, California. Remtron, Inc. is a manufacturer of advanced radio control and telemetry systems for the industrial market. Mr. Schooley does not serve as director of any other company which is registered under the Securities Act.

Age:                          	57
Shares Beneficially Owned:	10,000
Percent of Class:            	0.2
A Director Since:           	1993
* Shares beneficially owned do not include 25,000 shares subject to the options granted 2-7-97 and 2-6-98.

MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEE TO THE BOARD OF DIRECTORS OF THE COMPANY

2. RATIFICATION OF AUDITORS

Robert Moe & Associates, P.S., independent public accountants, have again been selected by the Board of Directors as the independent auditors for the Corporation for the fiscal year ending December 31, 1998, subject to approval by the shareholders. Robert Moe & Associates, P. S. has served as an independent auditor for the Corporation since the fiscal year ended
December 31, 1984. This firm is experienced in the field of accounting and is well qualified to act in the capacity of auditors. Robert Moe & Associates, P.S., will not be represented at the annual meeting, but questions from shareholders will be presented to the auditors for response.

MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ITEM 2

3. OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in the discretion of the persons named as proxies.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE:

CLASS I - Three Year Term Expiring June 2000

MELVIN H. BROWN: Mr. Brown is a Director of the Company. During the last five years Mr. Brown has been the owner and president of Manufacturing Services, Inc. Manufacturing Services provides services in packaging design, printed circuit board layout, prototyping, production runs, verification of documentation testing, burn-in, quality control, and repetitive volume production. Manufacturing Services provides electronic manufacturing and quality control testing services for Electronic Systems Technology. EST purchased $82,490 of these services from Manufacturing Services during 1997. (See Related Party Transactions below.) Mr. Brown does not serve as a director for any company registered under the Securities Exchange Act.

Age:                           	67
Shares Beneficially Owned* 	76,500
Percent of Class:	             1.5
A Director Since:            	1985
	* Shares beneficially owned do not include 75,000 shares subject to the options granted 2-9-96, 2-7-97 and 2-6-98.

ARTHUR LEIGHTON: Mr. Leighton is a Director of the Company. Mr. Leighton served as President of Kraft Industries through mid 1986. Since then he has been working as an independent Management Consultant. Mr. Leighton was critically injured in 1997. Currently, Mr. Leighton is recovering from his injuries at his home in Southern California, where he is expected to make a full recovery. Mr. Leighton does not serve as director of any company which is registered under the Securities Exchange Act.

Age:                           	74
Shares Beneficially Owned* 	84,000
Percent of Class:             	1.7
A Director Since:            	1985
*	 Shares beneficially owned do not include 75,000 shares subject to the options granted  2-9-96, 2-7-97, and 2-6-98.

ROBERT SOUTHWORTH: Mr. Southworth is a Director of the Corporation. In his primary occupation he is a Senior Patent Attorney with the United States Department of Energy in Richland, Washington, and is responsible, among other duties, for preparing and prosecuting domestic and foreign patent applications in such fields as nuclear reactors, fuel reprocessing, waste management and energy fields of solar, wind, and fossil fuels. Mr. Southworth received a degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines in 1968, a Masters of Business Administration from the University of Colorado in 1973, and a Law Degree from the University of Denver in 1976. Mr. Southworth has not been engaged in any legal matters concerning the Company. Mr. Southworth does not serve as a director for any company registered under the Securities Act.

Age:                            	54
Shares Beneficially Owned*	   4,000
Percent of Class:	              0.1
A Director Since:	             1985
* Shares beneficially owned do not include 75,000 shares subject to the options granted 2-9-96, 2-7-97, and 2-6-98.

CLASS III - Three Year Term Expiring June 1999

T.L. KIRCHNER: Mr. Kirchner is founder, President and a Director of the Company. During the last five years Mr. Kirchner devoted 100% of his time to the Management of the Company. His primary duties were, and are, to oversee the Management and Marketing functions of the Company. Mr. Kirchner does not serve as a director for any company registered under the Securities Exchange Act.

Age:                           	49
Shares Beneficially Owned*	403,488
Percent of Class:	             8.1
A Director Since:	            1985
* Shares beneficially owned do not include 75,000 shares subject to the options granted 2-9-96, 2-7-97, and 2-6-98.

JOHN H. RECTOR: Mr. Rector is a Director of the Company. Mr. Rector founded Western Sintering, located in Richland, Washington. Western Sintering, a powdered metal parts manufacturer, is an Original Equipment Manufacturer (OEM). Mr. Rector is the former President of Western Sintering, Inc. Mr. Rector currently serves as President of Plastic Injection Molding, Inc., a plastic injection parts manufacturer. Mr. Rector does not serve as director of any company which is registered under the Securities Exchange Act.

Age:                         	81
Shares Beneficially Owned:	6,000
Percent of Class:	           0.1
A Director Since:	          1992
* Shares beneficially owned do not include 25,000 shares subject to the options granted 2-7-97 and 2-6-98.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of January 29, 1998, amount and percentage of the Common Stock of the Company, which according to information supplied by the Company, is beneficially owned by Management, including officers and directors of the Company.

        Title of           Name of                Amount & Nature of      Percent of
         Class         Beneficial Owner          Beneficial Ownership        Class
   -----------------------------------------------------------------------------------
    Common             T.L. Kirchner             403,488 (1)                8.1%
                       (Officer & Director)

    Common             Robert Southworth           4,000 (1)                0.1%
                       (Officer & Director)

    Common             Melvin H. Brown (Director) 76,500 (1)                1.5%

    Common             Arthur Leighton (Director) 84,000 (1)                1.7%

    Common             John H. Rector (Director)   6,000 (1)                0.1%

(1)	Does not include stock options.  See below.
* Shares beneficially owned do not include shares subject to the options granted 2-9-96, 2-7-97, and 2-6-98.

REMUNERATION OF EXECUTIVE OFFICERS

(a) Named Executive Officers

The Corporation's named executive officers are:
                          	T.L. Kirchner, President and CEO

The Registrant's four most highly compensated executive officers other than the CEO who served as executive officers as of December 31, 1997 are:
                                    None

(b) Summary Compensation Table

The Company's named compensated executive officer is T.L. Kirchner, President and CEO. The Company had no other compensated executive officers as of December 31, 1997.

The information specified concerning the compensation of the named executive officers for each of the Registrant's last three completed fiscal years is provided in the following Summary Compensation Table:

                           SUMMARY COMPENSATION TABLE

					                                                         Long Term Compensation
             Annual Compensation                             Awards         Payouts
     (a)          (b)        (c)        (d)       (e)          (f)             (g)      (h)        (i)
                                                                           Securities
   Name and                                      Other      Restricted      Options                All
   Principal                                     Annual       Stock       Underlying    LTIP      Other
   Position       Year     Salary      Bonus   Compensation   Awards         SARs     Payouts  Compensation
                          			($)      ($)(1)     ($)(2)        ($)           (#)         ($)     ($)(3)(4)
   ---------------------------------------------------------------------------------------------------------
   T. L. Kirchner 1997     74,580     5,081     1,615        0             25,000      0        5,524
   President &    1996     74,015     8,748     1,185        0             25,000      0        5,368
   CEO	           1995     67,800     5,356     1,406        0             25,000      0        5,025

(1)	Includes amounts paid under the Non-qualified Employee Profit Sharing Bonus
(2)	Other Annual Compensation includes Accrued Vacation Pay
(3)	All Other Compensation consists of premiums paid for Group Health Insurance and Key Man Insurance
(4) Amount does not reflect proceeds of $0.01 per share cash distribution received during 1997, totaling to $4035.  Receipt of cash distribution was based solely on capacity as a shareholder.

The information specified concerning the stock options of the named executive officers during the fiscal year ended December 31, 1997 is provided in the following Option/SAR Grants in the Last Fiscal Year Table:

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                      					    Individual Grants (5)
         (a)                (b)             (c)              (d)              (e)
                         Number of      % of Total
                        Securities     Options/SARs
                        Underlying       Granted to
                       Options/SARs    Employees in    Exercise or base   Expiration
        Name          Granted # (5)     Fiscal Year      Price($/Sh)         Date
    ---------------------------------------------------------------------------------
    T.L. Kirchner     25,000           11.6%           0.28               2/8/00

    (5) 	This table does not include Stock Options granted previously.

The information specified concerning the stock options of the named executive officers during the fiscal year ended December 31, 1997 is provided in the following Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values Table:

            	AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    	AND FISCAL YEAR END OPTION/SAR VALUES

        (a)            (b)           (c)            (d)               (e)
                                                 Number of
                                                 Securities         Value of
                                                 Underlying       Unexercised
                                      							   Unexercised      in-the-money
                                       							  Options/SARs     Options/SARs
                                     							   at FY-End (#)      at FY-End ($)
                    Number of
                 Shares Acquired    Value  	    Exercisable/	     Exercisable/
      Name         on Exercise    Realized ($)  Unexercisable    Unexercisable
  ------------------------------------------------------------------------------
  T.L. Kirchner    0              0             75,000           0

The Company does not currently have a Long-Term Incentive Plan ("LTIP").

Compensation to outside directors is limited to reimbursement of out-of-pocket expenses that are incurred in connection with the directors duties associated with the Company's business. There is currently no other compensation arrangements for the Company's directors.

The Company currently does not hold any Employment Contracts nor Change of Control Arrangements with any parties.

               CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 1997 the Board of Directors held three meetings on December 12, 1997, June 5, 1997, February 7, 1997. All directors were in attendance at such meetings, except as follows:
Mr. Schooley was absent from the February 7, 1997 and December 12, 1997 meetings. Mr. Brown was absent from the February 7, 1997 meeting.
Mr. Leighton was absent for the June 5, 1997 and December 12, 1997 meetings.

                                 COMMITTEES

There are no Compensation, Audit or Nominating Committees. However, the Board has established a Stock Option Committee. The sole purpose of this committee is to research and make recommendations to the Board of Directors regarding issuance of Stock Options pursuant to the Company's Stock Option Plan.

                         RELATED PARTY TRANSACTIONS

During fiscal year 1997, the Company contracted for services from Manufacturing Services, Inc. in the amount of $82,490. Manufacturing Services, Inc. is owned and operated by Melvin H. Brown, who is a Director of Electronic Systems Technology, Inc. Management believes all prices for services, provided by Manufacturing Services, Inc., were as favorable as could be obtained from comparable manufacturing services companies.

                         	COMPENSATION OF DIRECTORS

Director compensation is limited to reimbursement of out-of-pocket expenses that are incurred in connection with the directors duties associated with the Corporation's business.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Corporation's next annual meeting is scheduled for June 4, 1999. A Stockholder who desires to have a qualified proposal considered for inclusion in the Proxy Statement for that meeting must notify the Secretary of the terms and content of the proposal no later than March 15, 1999. The Corporation's By-Laws outline the procedures including notice provisions, for stockholder nomination of directors and other stockholder business to be brought before stockholders at the Annual Meeting. At the time of submission of such proposal a stockholder must have been of record or beneficial owner of at least 1% of the outstanding shares or $1,000 worth of stock in the Corporation, and have held such stock for at least one year and through the date on which the meeting is held. A copy of the pertinent By-Law provisions are available upon written request to Robert Southworth, Secretary, Electronic Systems Technology, Inc., 415 North Quay Street, Kennewick, Washington 99336.

                                  FORM 10-KSB

Any shareholder of record may obtain a copy of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Form 10-KSB"), without cost, upon written request to the Secretary of the Corporation. The Form 10-KSB is not part of the proxy solicitation material for the Annual Meeting. Additionally, the Securities and Exchange Commission maintains a web site that contains reports and other information at the following address http://www.sec.gov.

                             						By Order of the Board of Directors


						                              /s/ T. L. KIRCHNER

					                              T.L. Kirchner
                             						President

 10 APR 98
(Date)